SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 11, 2004

ALLIANT TECHSYSTEMS INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-10582	41-1672694
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5050 LINCOLN DRIVE EDINA, MINNESOTA		55436-1097
(Address of principal executive office)		(Zip Code)

Registrant’s telephone number, including area code: (952) 351-3000

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(c)                                  Exhibits.

Exhibit No.

Description

99.1	Press release, dated February 11, 2004, announcing share repurchase authorization by ATK Board of Directors
99.2	Press release, dated February 11, 2004, announcing proposed offering of convertible senior subordinated notes
99.3	Press release, dated February 12, 2004, announcing pricing of convertible senior subordinated notes

Item 9.  Regulation FD Disclosure

On February 11, 2004, Alliant Techsystems Inc. (“ATK”) issued a press release announcing that its Board of Directors had authorized the repurchase of up to two million shares of the company’s common stock through March 31, 2005.  A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

On February 11, 2004, ATK issued a press release announcing that it intended to offer $250 million principal amount of convertible senior subordinated notes due 2024 to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933.  A copy of the press release is furnished as Exhibit 99.2 to this report and is incorporated herein by reference.

On February 12, 2004, ATK issued a press release announcing the pricing of that note offering and that it had granted the initial purchasers of the notes the option to purchase up to an additional $30 million aggregate principal amount of notes.  A copy of the press release is furnished as Exhibit 99.3 to this report and is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ALLIANT TECHSYSTEMS INC.

	By:	/s/ Eric S. Rangen
Name: Eric S. Rangen
Title: Vice President and Chief Financial Officer

Date: February 13, 2004